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                                                                     EXHIBIT 14a



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
AIM International Funds, Inc.:

     We consent to the use of our reports on AIM Asian Growth Fund, AIM European Development Fund, AIM Global Aggressive Growth Fund, AIM Global Growth Fund, AIM Global Income Fund and AIM International Equity Fund (series portfolios of AIM International Funds, Inc.) dated December 6, 2000 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Auditors" in the Statements of Additional Information.

/s/ KPMG LLP

Houston, Texas
March 27, 2002